UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

GLACIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Montana

(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop

Kalispell, Montana 59901

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the “Company”) held on April 25, 2012, three proposals were submitted to and approved by the shareholders. Of 71,915,073 shares outstanding and entitled to vote at our Annual Meeting, 64,324,240 were present in person or by proxy. The proposals are described in detail in the Company’s Proxy Statement. The following is a summary of the voting results for each matter presented to the shareholders:

Proposal 1

Election of Directors:	Votes For	Votes Withheld
Michael J. Blodnick	56,748,434	294,350
Sherry L. Cladouhos	56,679,561	363,223
James M. English	56,792,763	250,021
Allen J. Fetscher	56,693,807	348,977
Dallas I. Herron	56,806,807	235,977
Craig A. Langel	56,781,163	261,621
L. Peter Larson	53,405,438	3,637,346
Douglas J. McBride	56,688,405	354,379
John W. Murdoch	56,803,362	239,422
Everit A. Sliter	52,434,127	4,608,657

Proposal 2

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Advisory (non-binding) resolution on executive Compensation	56,530,425	361,357	151,002	7,281,456

Proposal 3

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Ratification of BKD, LLP as independent registered public accountants	63,952,079	176,069	196,092	00

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2012	GLACIER BANCORP, INC.

s/s Michael J. Blodnick
	By:	Michael J. Blodnick
President and CEO

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